Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO
AMENDED AND RESTATED REVOLVING NOTE

                    This Third Amendment to Credit Agreement and First Amendment to Amended and Restated Revolving Note (this “Amendment”), dated as of October 31, 2014, is entered into by and between COMMUNICATIONS SYSTEMS, INC., a Minnesota corporation (“Communications Systems”), JDL TECHNOLOGIES, INCORPORATED, a Minnesota corporation (“JDL”), TRANSITION NETWORKS, INC., a Minnesota corporation (“Transition Networks”, together with Communications Systems and JDL, “Borrowers” and each a “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

RECITALS

                    Borrowers and Lender are parties to a Credit Agreement dated as of October 28, 2011, as amended by a First Amendment to Credit Agreement and Waiver of Event of Default dated as of November 28, 2012 and a Second Amendment to Credit Agreement and Waiver of Event of Default dated as of November 14, 2013 (as so amended, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

                    Borrowers’ obligations to Lender are evidenced by, among other things, that certain Amended and Restated Revolving Note dated November 28, 2012, issued by Borrowers in favor of Lender in the original principal amount of $10,000,000 (as amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, the “Revolving Note”)

                    Borrowers have requested that Lender agree to certain amendments to the Credit Agreement and the Revolving Note, and the Lender has agreed to make such amendments on the terms and conditions set forth herein.

                    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

                    1.        Definitions. Capitalized terms used in this Amendment (including in the Recitals) have the meanings given to them in the Credit Agreement unless otherwise expressly defined in this Amendment.

                    2.        Amendment to Revolving Note. The dated “November 1, 2014” contained in the first paragraph of the Revolving Note is hereby replaced in its entirety to read “November 1, 2016”.

                    3.        Amendments to Credit Agreement.

(a) The date “November 1, 2014” contained in the first sentence of Section 1.1(a) is hereby amended in its entirety to read as follows: “November 1, 2016”.

(b) The phrase “Ten Million Dollars ($10,000,000)” contained in the first sentence of Section 1.1(b) is hereby amended in its entirety to read as follows: “One Million Dollars ($1,000,000)”.

(c) Section 4.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 4.9 Financial Condition. Using GAAP (except to the extent modified by the definitions herein):

          (a)     Maintain Borrowers’ financial condition as follows, with compliance determined as of each fiscal quarter end, determined on a rolling four-quarter basis, commencing with financial statements for the quarter ending December 31, 2011:

(i) a minimum Current Ratio not less than 1.75 to 1.0;

(ii) a minimum Net Profit of $3,000,000; and

(iii) a minimum Tangible Net Worth of not less than $60,000,000.

          (b)     Commencing June 30, 2015 and as of June 30 of each year thereafter, Borrowers will achieve Net Profit of not less than $500,000, with compliance determined as of each such June 30 on a fiscal year-to-date basis.

Notwithstanding the foregoing or anything to the contrary contained in the definitions below, for purposes of determining Borrowers’ compliance with subsections (a)(ii) and (b) of this Section 4.9, up to $5,850,000 of goodwill impairment charges recognized by Borrowers on or about September 30, 2013 in connection with Borrower’s Transition Networks business unit shall be excluded. As used in this Section 4.9:

          (v)     “Current Ratio” means, with respect to the applicable computation period, the ratio of (i) current assets owned by such entity to (ii) current liabilities of such entity, plus the sum of all outstanding working capital borrowings under the Line of Credit and Letters of Credit issued under this Agreement;

(x) “Net Profit” means net profit of an entity before tax;

(y) “Tangible Net Worth” means the sum of (i) an entity’s total net worth less (ii) any intangible assets owned by such entity, plus the sum of all Subordinated Debt; and

          (z)     “Subordinated Debt” means debt of a person or entity that is subordinated to the payment of all debts, liabilities and obligations of Borrowers arising under or in connection with this Agreement and any other Loan Documents and all rights and remedies granted to Bank under or in connection with this Agreement and any other Loan Documents pursuant to a subordination agreement in form and substance acceptable to Bank in its sole discretion, executed and delivered by each holder of such subordinated debt in favor of Bank.

                    4.       No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement, the Revolving Note and the other Loan Documents remain in full force and effect.

                    5.      Conditions Precedent. This Amendment shall be effective when Lender shall have received an executed original of this Amendment, together with each of the following, each in form and substance acceptable to Lender:

          (a)     a certificate of the secretary of each Borrower: (a) attaching resolutions of the Board of Directors of such Borrower authorizing the execution, delivery and performance by such Borrower of the Loan Documents, including this Amendment and the Amended Note, (b) certifying that the articles of incorporation of such Borrower delivered by such Borrower to Lender on October 28, 2011 have not been amended or changed in any respect (or if there has been any amendment or change, certifying that attached to such certificate is a current copy of such articles of incorporation (certified by the Secretary of State of formation)), (c) certifying that the bylaws of such Borrower delivered by such Borrower to Lender on October 28, 2011 have not been amended or changed in any respect (or if there has been any amendment or change, certifying that attached to such certificate is a current copy of such bylaws of such Borrower), and (d) containing the names of the officer or officers of such Borrower authorized to sign the Loan Documents, including this Amendment and the Amended Note, together with a sample of the true signature of each such officer, or affirming that the officer or officers certified to Lender on October 28, 2011 remain so authorized; together with current good standing certificate for such Borrower; and

(b) such other matters as Lender may reasonably require.

6. Representations and Warranties. Borrowers hereby represent and warrant to Lender as follows:

          (a)     Each Borrower has all requisite power and authority to execute this Amendment, the Amended Note and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which such Borrower is a party have been duly executed and delivered by such Borrower and constitute the legal, valid and binding obligations of such Borrower, enforceable in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

          (b)     The execution, delivery and performance by such Borrower of Credit Agreement, as amended by this Amendment, and the other Loan Documents to which such Borrower is a party have been duly authorized by all necessary corporate action and do not (i) violate any material provision of federal, state, or local law or regulation applicable to such Borrower, the governing documents of such Borrower, or any order, judgment, or decree of any court or other governmental authority binding on such Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contract, obligation, indenture or other instrument to which any Borrower is a party or by which any Borrower may be bound, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Borrower, or (iv) require any approval of such Borrower’s shareholders or any approval or consent of any other person or entity.

          (c)     All of the representations and warranties contained in Article II of the Credit Agreement are correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties relate solely to an earlier date.

                    7.       References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment; and any and all references in the other Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment. All references in the Credit Agreement and each other Loan Document to “the Revolving Note” shall be deemed to refer to the Amended Note.

                    8.       No Other Waiver. Except as expressly set forth therein, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any other Loan Document, whether or not known to Lender and whether or not existing on the date of this Amendment.

                    9.       Release. Each Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description arising under, in connection with or related to any of the debts, liabilities or obligations of Borrowers and/or any Borrower under any of the Loan Documents or any of the Loan Documents, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrowers and/or any Borrower has had, now has or has made claim to have against any such person or entity for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

                    10.     Costs and Expenses. Borrowers hereby reaffirm their agreement under Section 7.3 of the Credit Agreement to pay or reimburse Lender with respect to its costs, expenses and fees, including, without limitation, all reasonable fees and disbursements of legal counsel incurred by the Lender in connection with this Amendment.

                    11.     Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or in a pdf or similar electronic file shall be effective as delivery of a manually executed counterpart thereof.

Signature page follows

                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:

COMMUNICATIONS SYSTEMS, INC.

By:
Name:
Title:

JDL TECHNOLOGIES, INCORPORATED

By:
Name:
Title:

TRANSITION NETWORKS, INC.

By:
Name:
Title:

Signature Page to Third Amendment to Credit Agreement and First Amendment to Amended and Restated Revolving Note

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name: Michael M. Lebens
Title: Vice President

Signature Page to Third Amendment to Credit Agreement and First Amendment to Amended and Restated Revolving Note